UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT - MARCH 15, 2007

WIRELESS AGE COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	001-31338	98-0336674
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

1408 Broad Street
Regina, Saskatchewan Canada S4R 1Y8
(Address of principal executive offices)

(306) 535-7444
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Table of Contents

Item 2.04	Triggering Events That Accelerate a Direct Financial Obligation.

Item 8.01	Other Events.

Item 2.04:    Triggering Events That Accelerate a Direct Financial Obligation.

Bank of Nova Scotia Loan Facility Termination

On March 15, 2007, mmwave Technologies Inc. (“mmwave”) a wholly owned subsidiary of Wireless Age Communications, Inc. (“Wireless Age” or the “Company”) and Wireless Age received Notice of Demand and Notice of Intention to Enforce Security (the “Demand Notice”) from the Bank of Nova Scotia (the “Bank”), mmwave’s senior secured lender that all amounts outstanding under the Canadian Dollar, US Dollar Operating Loan Facility and Corporate Visa Facility (the “Loan Facility”) are to be repaid by March 27, 2007. The Demand Notice was made as a result of continuing covenant breaches under the Loan Facility. Pursuant to the Demand Notice the Bank demanded that CAD$72,238.38 and US$487,575.29 be repaid by close of business March 27, 2007. If repayment is not received the Bank will commence legal proceedings and will enforce all security held by the Bank for obligations of mmwave. Wireless Age Communications, Inc. and its subsidiary 1588102 Ontario Inc. have each guaranteed the indebtedness of mmwave to the Bank. The Bank also served notice of demand to the guarantors of mmwave’s indebtedness to the Bank. The Company intends to work diligently with the Bank to comply with their demand. The Company believes that the majority of the indebtedness may be repaid through collection of accounts receivable amounts owed by Nokia Products Ltd. ("Nokia") to mmwave and is hopeful that matters with Nokia can be resolved in a satisfactory manner and that the amounts owed to the Bank can be repaid as quickly as possible.

Item 8.01:    Other Events.

Notice of Breach of Contract from Nokia Products Ltd.

On March 15, 2007, mmwave and Wireless Age received Notice of Material Breach (the “Notice”) from Nokia Products Ltd. (“Nokia”) citing that mmwave had failed to progress work in accordance with the terms and conditions of the Subcontract between mmwave and Nokia, dated June 27, 2006 (the “Subcontract”), resulting in an adverse impact to Nokia’s contractual commitments with its western Canadian telecommunications customer. mmwave has previously provided labor and engineering services to Nokia for certain sites for its customer. Nokia informed mmwave that it had failed to dispatch crews to work on sites as ordered by Nokia and had also failed to provide Nokia with notice of delay as required by the Subcontract. Pursuant to the Notice, mmwave was given 30 days to cure the breach otherwise Nokia intended to terminate the Subcontract. Additionally, Nokia invoked the Wireless Age Communications, Inc. parent company guarantee and informed the Company that they will look to Wireless Age to perform all contractual obligations not met by mmwave. In order to induce Nokia into awarding the Subcontract to mmwave, Wireless Age had agreed to provide a performance guarantee of mmwave’s obligations to Nokia.

In the event that mmwave and or Wireless Age are unable to cure the breach within 30 days and Nokia terminates the Subcontract, Nokia will under the terms of the Subcontract pay mmwave for completed sites, and for work-in-progress on uncompleted sites. However, pursuant to the terms of the Subcontract Nokia is entitled to deduct the cost of (i) completing incomplete sites where such costs exceed the costs as set out in the Subcontract, (ii) remedial actions to correct the defaults of mmwave, (iii) additional costs incurred by Nokia as a result of mmwave’s breach, and (iv) any liquidated damages payable by mmwave.

The Company is taking steps to cure the alleged breaches and is hopeful that it can amicably resolve the matter within the 30 day cure period. The Company believes that the actions of Nokia since signing of the Subcontract have contributed to the serious financial difficulties of mmwave and the Company plans to seek redress from Nokia under any and all available avenues of recourse.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Wireless Age Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WIRELESS AGE COMMUNICATIONS, INC.

Dated: March 20, 2007	By:	/s/ Gary N. Hokkanen Name: Gary N. Hokkanen
Title: Chief Financial Officer